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                                                              EXHIBIT (h)(13)(c)

[LOGO] American General
       Life Companies

                                November __, 2010

Neuberger Berman Advisers Management Trust
605 Third Avenue, 21st Floor
New York, New York 10158-3698

Re:      (1)      Fund Participation Agreement dated May 1, 1998 among American
                  International Life Assurance Company of New York ("AI Life"),
                  Neuberger & Berman Advisers Management Trust, Advisers
                  Managers Trust and Neuberger & Berman Management Incorporated
                  ("Participation Agreement")
         (2)      Rule 22c-2 Shareholder Information Access Agreement dated
                  April 16, 2007 between Neuberger Berman Management Inc. and AI
                  Life ("Rule 22c-2 Agreement") (Participation Agreement and
                  Rule 22c-2 Agreement are collectively referred to hereinafter as the "Agreements")

Dear Fund Partner:

         In reference to the above Agreements, AI Life wishes to request your consent and agreement to the following assignments or amendments to the
Agreements: (i) the assignment of the Agreements from AI Life to The United States Life Insurance Company in the City of New York ("USL"), an affiliate of AI Life, (ii) replace references to AIG Equity Sales, Inc. in the Participation Agreement, and (iii) amend and restate Appendix A and B to add the Short Duration Bond Portfolio.

         As you may already be aware, AI Life will be merging with and into USL, the surviving company, effective December 31, 2010 (hereinafter referred to as the "Merger").

         Your fund trust company may have agreements with AI Life pursuant to which the trust acted as an investment vehicle for separate accounts established by AI Life for variable life insurance policies and variable annuity contracts (the "Contracts").

         As a result of the Merger, if AI Life is a party to the Agreements, then all rights, duties and obligations arising under the Agreements would be effectively assigned to USL which company will assume the rights, duties and obligations of AI Life thereunder.

         Pursuant to Article 8.2(j) of the Participation Agreement, AI Life hereby requests your consent to the assignment of its rights, duties and obligations under such agreement to USL. AI Life also requests your consent to the assignment of the rights, duties and obligations of AI Life under the Rule 22c-2 Agreement to USL pursuant to Section 7 of such agreement. The consent to the assignments will be effective December 31, 2010.

         American General Equity Services Corporation ("AGESC") replaced AIG Equity Sales, Inc. ("AIG Equity") as the principal underwriter for the Variable Contracts. AGESC is registered as a broker-dealer under the Securities Exchange Act of 1934. All references in the Participation Agreement to AIG Equity are hereby replaced with American General Equity Services Corporation or AGESC, as appropriate.

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         Appendix A to the Participation Agreement is hereby amended and restated to add the Short Duration Bond Portfolio as set forth below:

                                   Appendix A

Neuberger & Berman Advisers              Corresponding Series of Advisers
Management Trust and its Series          Managers Trust (Series)
(Portfolios)
---------------------------------------  ---------------------------------------

Partners Portfolio                       AMT Partners Investments
Short Duration Bond Portfolio            AMT Short Duration Bond Investments

         Appendix B to the Participation Agreement is hereby amended and restated to add the Short Duration Bond Portfolio as set forth below:

                                   Appendix B

Separate Accounts                        Selected Portfolios
---------------------------------------  ---------------------------------------

Separate Account B                       Partners
                                         Short Duration Bond

         Please indicate your consent and agreement to the above referenced assignments and amendments to the Participation Agreement by signing below.

         To the extent that provisions of the Agreements and this Amendment are in conflict, the terms of this Amendment shall control. Except to the extent amended by this Amendment, the Agreements shall remain unchanged and in full force and effect, and are hereby ratified and confirmed in all respects as amended hereby.

         If you have any questions regarding this matter, please contact _______at __________ or _______ at _____________.

AMERICAN INTERNATIONAL LIFE
ASSURANCE COMPANY OF NEW YORK

                                           ATTEST:

By:                                        By:
   ----------------------------------         ----------------------------------

THE UNITED STATES LIFE INSURANCE
COMPANY IN THE CITY OF NEW YORK

                                           ATTEST:

By:                                        By:
   ----------------------------------         ----------------------------------

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Consented to, Acknowledged and Agreed:

NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
(FORMERLY NEUBERGER & BERMAN ADVISERS MANAGEMENT TRUST)


By:
   ----------------------------------
    Name:
    Title:

NEUBERGER BERMAN MANAGEMENT INC.
(FORMERLY NEUBERGER & BERMAN MANAGEMENT INCORPORATED)


By:
   ----------------------------------
    Name:
    Title:

ADVISERS MANAGERS TRUST


By:
   ----------------------------------
    Name:
    Title:

                      AMERICAN GENERAL LIFE COMPANIES, LLC
                 2929 Allen Parkway, A30-25 . Houston, TX 77019